UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

WESTMOUNTAIN GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 E Lake St. Ste. 401 Sandpoint, ID
(Address of Principal Executive Offices)

(208) 265-1717
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2014 the Company received the funds committed by a Promissory Note with an accredited investor, for an aggregate loan amount of $1,000,000 (the “Bridge Loan”). Repayment of the Bridge Loan is due December 31, 2014 by repayment in cash.

Item 2.01. Completion of Acquisition or Disposition of Assets

The Company, through its wholly owned Alaska subsidiary, Terra Gold Corp, has acquired 100% ownership interest in the Terra Gold Project from Corvus Gold Inc’s. (TSX:KOR, OTCQX:CORVF) wholly owned Alaskan subsidiary, Raven Gold Alaska, Inc. for $1.8M cash and 200,000 shares of WestMountain Gold.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits –

Exhibit No.                      Description

10.1	Convertible Promisorry Note dated February 14, 2014 between West Mountain Gold Inc. and BOCO Investments, LLC.

10.2	Letter Agreement dated February 12, 2014 between Terra Gold Corporation and Raven Gold Alaska Inc.

99.1	Press Release dated February 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

Date: February 18, 2014	By:	/s/ Gregory Schifrin
	Name:	Gregory Schifrin
	Title:	Chief Executive Officer